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                                                               EXHIBIT 10(iii).8


                       THE CAPITAL PERFORMANCE BONUS PLAN
                     FOR EXECUTIVE OFFICERS OF SAFEWAY INC.

              Safeway Inc., a Delaware corporation (the "Company"), hereby adopts The Capital Performance Bonus Plan for Executive Officers of Safeway Inc. (the "Plan"). The objectives of the Plan are to motivate and reward executives to produce results that increase shareholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives.


                                   ARTICLE I

                                  DEFINITIONS

              Section 1.1 - Base Compensation. "Base Compensation" shall mean the Participant's regular weekly base salary rate, excluding moving expenses, bonus pay and other payments which are not considered part of regular weekly salary rate, multiplied by the number of weeks the Participant is eligible, including up to six weeks of Paid Leave of Absence. Any changes in the Participant's regular weekly base salary rate effected during the fiscal year shall be taken into account, on a proportionate basis, in computing any bonus award for the fiscal year.

              Section 1.2 - Eligible Project.   "Eligible Project" shall mean
either a First Year Eligible Project or a Third Year Eligible Project. "First Year Eligible Project" shall mean a new store or remodel project which (a) has been completed during the current fiscal year or the immediately preceding fiscal year (unless otherwise determined by the Committee) and (b) with respect to which an audit has been completed in the current fiscal year. "Third Year Eligible Project" shall mean a new store or remodel project with respect to which an audit has been completed during the second fiscal year following the fiscal year during which such project was audited as a First Year Eligible Project.

              Section 1.3 - Paid Leave of Absence. "Paid Leave of Absence" shall mean a period of time during which a Participant performs no duties due to an illness, incapacity (including disability), layoff, jury duty, military duty or a leave of absence for which the Participant is so paid or so entitled to payment by the Company, whether direct or indirect, but excluding vacation time.

              Section 1.4 - Participant. "Participant" shall mean any of the Chief Executive Officer ("CEO"), the Chief Financial Officer, the Senior Vice President - Corporate Retail Operations, the Senior Vice President and Director of Marketing, the





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Senior Vice President - Supply Operations and the Senior Vice President - Real
Estate ("SVP-Real Estate").

         Section 1.5 - Performance Goal. "Performance Goal" shall mean one or more levels of targeted return on invested capital for each Eligible Project for each fiscal year that correspond to a bonus award with respect to any Participant expressed as a percentage (which need not be identical for each Participant) of Base Compensation, as determined by the Committee as provided in Section 4.2.

                                   ARTICLE II

                                  BONUS AWARDS

              Section 2.1 - CEO. For each fiscal year, the Section 162(m) Committee of the Board (the "Committee") shall establish Performance Goals for each Eligible Project that apply to the determination of the bonus award for the CEO. Achievement of specified levels above the Performance Goals will result in an award to the CEO not to exceed 30% of the CEO's Base Compensation, up to a maximum of $375,000, for all Eligible Projects in the aggregate for any fiscal year, paid in accordance with Article III. Prior to the payment of a bonus award the Committee must certify in writing the extent to which the Performance Goals have been achieved for each Eligible Project for the fiscal year to which such bonus award relates.

              Section 2.2 - Other Executive Officers. Each Participant (other than the CEO) is eligible for a bonus award in any fiscal year equal to a fixed percentage of Base Compensation based on the Performance Goals established under Section 2.1. Achievement of specified levels above the Performance Goals described under Section 2.1 will result in an award to each such Executive Officer that ranges from 15% up to a maximum of 30% of such Executive Officer's Base Compensation, up to a maximum of $300,000, for all Eligible Projects in the aggregate for any fiscal year, paid in accordance with Article III. At the CEO's discretion, however, the CEO may reduce the amount payable to any such Executive Officer. Prior to the payment of a bonus award, the Committee must certify in writing the extent to which the Performance Goals have been achieved for each Eligible Project for the fiscal year to which such bonus award relates.

                                  ARTICLE III

                             PAYMENT OF BONUS AWARD

              Section 3.1 - Form of Payment. Each bonus award shall be paid in cash.

              Section 3.2 - Timing of Payment. Unless otherwise determined by the Committee, each bonus award shall be paid as soon as practicable after the end of the fiscal year to which such bonus award relates.




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              Section 3.3 - Taxes.  All amounts payable hereunder shall be subject to applicable federal, state and local tax withholding.

                                   ARTICLE IV

                                 SECTION 162(m)

              Section 4.1 - Qualified Performance Based Compensation. The Committee, in it discretion, may determine whether a bonus award should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and may take such actions which it may deem necessary to ensure that such bonus award will so qualify. Any such bonus award shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) and of the Code) or any regulations or rulings issued thereunder that are requirements for qualifications as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

              Section 4.2 - Performance Goals. With respect to any bonus award which the Committee determines should qualify as performance- based compensation, any of the Performance Goals described in Section 2.1, if applicable to such bonus award, shall be established before the first day of the fiscal year to which such bonus award relates, except as may be otherwise provided under Section 162(m)(4)(C) of the Code.

                                   ARTICLE V

                           TRANSFERS AND TERMINATIONS

              Section 5.1 - Transfers. For a Participant who moves from one eligible Executive Officer position to another during a year, the bonus award for the year will be the sum of the pro-rata bonus awards calculated for each position.

              Section 5.2 - Terminations. Except as provided in Section 5.1 or as otherwise provided by the Committee, a Participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an eligible Executive Officer at any time during a year shall not be eligible to receive a partial year bonus award, except when the reason for leaving the position is for reasons of health or retirement; provided, however, that with respect to a Participant who leaves for reasons of health or retirement, the Committee or the CEO, in their discretion, may determine that such participant shall not receive a partial year bonus award.
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                                   ARTICLE VI

                                 ADMINISTRATION

              Section 6.1 - 162(m) Committee

              (a) The Committee shall consist of at least two persons, each of whom is an "outside director" for purposes of Section 162(m) of the Code, appointed by and holding office at the pleasure of the Board.

              (b) Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

              Section 6.2 - Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee.

              Section 6.3 - Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

                                  ARTICLE VII

                                OTHER PROVISIONS

              Section 7.1 - Amendment, Suspension or Termination of the Plan. This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) with respect to bonus awards which the Committee determines should qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code, no action of the Board may modify the performance targets described in
Section 2.1 if applicable to such bonus awards, after the commencement of the year with respect to which such bonus awards relate, except as may be otherwise provided under Section 162(m)(4)(C) of the Code.
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              Section 7.2 - Approval of Plan by Stockholders.  This Plan shall be submitted for the approval of the Company's stockholders.


                               * * * * * * * * *


        I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Safeway Inc. as of March 10, 1998.


 Executed on this___________ day of__________________, 1998




                                                _______________________________
                                                Assistant Secretary